UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 21, 2025

GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33387	77-0398779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1213 Elko Drive Sunnyvale, California 94089
(Address of Principal Executive Offices) (Zip Code)

(408) 331-8800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 21, 2025, GSI Technology, Inc. (the “Company”) disclosed the following unaudited preliminary financial results as of and for the three and six months ended September 30, 2025.

•	Net revenue of approximately $6.4 million and $12.7 million for the three and six months ended September 30, 2025, respectively.
•	Gross margin was approximately 54.8% for the three months ended September 30, 2025.

The Company’s consolidated financial statements for the three and six months ended September 30, 2025 are not yet available. Accordingly, the financial and operational results presented above are preliminary estimates and subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the quarterly review and finalization of the consolidated financial statements. As a result, these preliminary estimated results may differ from actual results that will be reflected in the consolidated financial statements for the fiscal quarter when it is completed and publicly disclosed. These preliminary estimated results may change and those changes may be material.

The Company’s expectations with respect to the unaudited preliminary results for the period discussed above are based upon management estimates and are the responsibility of management. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary results (including any financial data) and, accordingly, does not express an opinion or any other form of assurance with respect to these preliminary results.

The information contained in this Item 2.02 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent such other filing specifically incorporates such information by reference.

Item 8.01	Other Events.

The information reported under Item 2.02 is hereby incorporated by reference herein.

Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Rule 175 promulgated thereunder, and Section 21E of the Exchange Act, and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to the Corporation as of the date hereof, and the Corporation assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a variety of risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the normal quarterly and fiscal year-end closing process. Examples of risks that could affect our current expectations regarding future revenues and gross margins include those associated with fluctuations in the Corporation’s operating results; the Corporation’s historical dependence on sales to a limited number of customers and fluctuations in the mix of customers and products in any period; global public health crises that reduce economic activity; the rapidly evolving markets for the Corporation’s products and uncertainty regarding the development of these markets; the need to develop and introduce new products to offset the historical decline in the average unit selling price of the Corporation’s products; the challenges of rapid growth followed by periods of contraction; intensive competition; the continued availability of government funding opportunities; delays or unanticipated costs that may be encountered in the development of new products based on our in-place associative computing technology and the establishment of new markets and customer and partner relationships for the sale of such products; and delays or unexpected challenges related to the establishment of customer relationships and orders for the Corporation’s radiation-hardened and tolerant SRAM products. Many of these risks are currently amplified by and will continue to be amplified by, or in the future may be amplified by, economic and geopolitical conditions, such as changing interest rates, worldwide inflationary pressures, policy unpredictability, the imposition of tariffs and other trade barriers, military conflicts and declines in the global economic environment. Further information regarding these and other risks relating to the Corporation’s business is contained in the Corporation’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

GSI Technology, Inc.

Date: October 21, 2025	By:	/s/ DOUGLAS M. SCHIRLE
Douglas M. Schirle
Chief Financial Officer